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                                                                   EXHIBIT 10.28


                            ATRIX LABORATORIES, INC.
             2001 EXECUTIVE LONG TERM INCENTIVE COMPENSATION PROGRAM


                                    ARTICLE I
                    ESTABLISHMENT AND PURPOSE OF THE PROGRAM

1.01 ESTABLISHMENT OF PROGRAM

The Atrix Laboratories, Inc. 2001 Executive Long Term Incentive Compensation Program (the "Program") is adopted pursuant to the Atrix Laboratories, Inc. 2000 Stock Incentive Plan (the "Plan") and, in addition to the terms and conditions set forth below, is subject to the provisions of the Plan.

1.02 PURPOSE OF PROGRAM

The purpose of the Program is to enhance the ability of the Company to retain the Company's Chief Executive Officer and Chairman of the Board and to provide incentive compensation to such individual based on the achievement of certain performance goals.

1.03 EFFECTIVE DATE OF THE PROGRAM

The Program is effective as of August 5, 2001 (the "Effective Date").

1.04 ADMINISTRATION

The Program shall be administered by the Compensation Committee of the Board and such committee shall have, with respect to the Program, the powers of the Administrator as set forth in the Plan.

1.05 ELIGIBILITY

Only the Company's Chief Executive Officer and Chairman of the Board shall be eligible to receive Awards under the Program.

1.06 TERM

Grants of Awards may be made at any time prior to the three year anniversary of the Effective Date.

1.07 VALUE OF AWARDS

Awards having an aggregate value at the time of grant of Seven Million Dollars ($7,000,000), determined, with respect to Options, by the Black-Scholes option pricing model and, with respect to a grant of Shares, by multiplying (i) the number of Shares with respect to which an Award is



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granted by (ii) the difference between the Fair Market Value of such Share at the time the Award is granted and the purchase price, if any, of such Share with respect to each such Award, may be granted pursuant to this Program.

                                   ARTICLE II
                                   DEFINITIONS

Capitalized terms in this Program, unless otherwise defined herein, have the meaning given to them in the Plan.

                                   ARTICLE III
                                   AWARD TERMS

3.01 TERMS AND CONDITIONS OF AWARDS

         (a) Types of Awards. The Administrator is authorized under the Program to grant Awards that by their terms involve or might involve the issuance of (i) Shares or (ii) an Option with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options and sales or bonuses of Restricted Stock, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

         (b) Designation of Award. Each Award shall be designated in an Award Agreement.

3.02 PERFORMANCE GOALS

If the Administrator determines that the grant or vesting of an Award shall be dependent on the satisfaction of performance criteria or other conditions, the Administrator shall, from time to time, establish in writing in an Award Agreement or otherwise such objective performance goals and criteria (the "Criteria"), the period for which such Criteria will apply (the "Performance Period") and the Award grants or vesting to occur if and when such Criteria are met. The Criteria may include: product development; corporate partnering; strategic planning; capital or fund raising; success in clinical trials; establishment of manufacturing capabilities; obtaining regulatory approval of the Company's products; attracting and retaining senior management for or of the Company; financial objectives; strategic alliances; and such other factors or matters that the Administrator may determine are in the best interest of the Company.

3.03 ATTAINMENT OF CRITERIA

As soon as practicable after the end of each Performance Period, the Administrator will certify in writing the Company's and/or the Grantee's attainment of the Criteria established for the Performance Period pursuant to
Section 3.02, calculate the effect on Awards granted or to be granted pursuant to the Program and shall grant Awards or otherwise notify the applicable Grantee.



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3.04 VESTING

Awards under the Program shall vest and become exercisable, or be released from forfeiture provisions or repurchase rights of the Company, as applicable, as determined by the Administrator. The Administrator may base vesting or the lapse of a repurchase right on designated Criteria being met, the passage of time or such other factors as the Administrator may determine or may determine that Awards shall be fully vested at the time of the grant.

3.05 EXERCISE PRICE

The exercise price or purchase price, if any, per share of Common Stock with respect to an Award shall be determined by the Administrator.

3.06 OTHER TERMS

The Administrator shall determine the remaining terms and conditions of the Awards under the Program.

3.07 AMENDMENT

The Board may at any time, and from time to time, amend, suspend or terminate the Program.




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